Exhibit 99.6

CONSENT OF ROSCOE POSTLE ASSOCIATES INC.

We consent to the inclusion in the Current Report on Form 8-K of Energy Fuels Inc. (the “Company”) dated December 23, 2016 being filed with the United States Securities and Exchange Commission (the “SEC”) of technical disclosure regarding the Roca Honda Project (the “Technical Information”) and of references to my name with respect to the Technical Information and the technical report entitled “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, USA” dated October 27, 2016.

We also consent to the filing of this consent under cover of Form 8-K with the SEC and of the incorporation by reference of this consent and the Technical Information into the Company’s Registration Statement on Form S-3 (No. 333-210782), as amended, filed with the SEC.

ROSCOE POSTLE ASSOCIATES INC.

/s/ Deborah McCombe
By: Deborah McCombe, P.Geo.
Title: President and CEO

Date: December 23, 2016

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